UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2003

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Item 5. Other Events.

On November 5, 2003, AmerisourceBergen Corporation (the “Registrant”) issued a news release announcing its earnings for the fiscal quarter and fiscal year ended September 30, 2003. A copy of the news release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

The news release contains certain forward-looking statements, including statements setting forth current expectations of the Registrant’s management regarding the Registrant’s possible earnings for fiscal 2004 and future fiscal years (the “Earnings Projections”). The Earnings Projections are presented exclusive of possible special items and, therefore, may be considered non-GAAP measures under Regulation G. No reconciliation to GAAP has been presented because the amount of any possible special items that may occur in fiscal 2004 or in future fiscal years is not currently available to Registrant’s management. Special items in fiscal 2003 included charges related to employee severance, facility consolidations and the early retirement of debt. Some or all of these charges could recur in fiscal 2004 and/or future fiscal years. Additionally, other special items could occur in fiscal 2004 and/or future fiscal years.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	News Release dated November 5, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: November 5, 2003	By:	/s/ Michael D. DiCandilo
	Name:	Michael D. DiCandilo
	Title:	Senior Vice President and Chief Financial Officer